Exhibit 3.12

State of Delaware Secretary of State Division of Corporations Delivered 04:44 PM 11/10/2005 FILED 04:21 PM 11/10/2005 SRV 050920404 - 4059449 FILE

CERTIFICATE OF FORMATION

OF

ATLANTIC SHORES HOSPITAL, LLC

The undersigned authorized person, desiring to form a limited liability company pursuant to Section 18-201 of the Delaware Limited Liability Company Act, 6 Delaware Code, Chapter 18, does hereby certify as follows:

I.

The name of the limited liability company (the “LLC”) is Atlantic Shores Hospital, LLC.

II.

The address of the registered office of the LLC in the State of Delaware is 160 Greentree Drive, Suite 101, Dover, County of Kent, Delaware 19904. The name of the LLC’s registered agent for service of process in the State of Delaware at such address is National Registered Agents, Inc.

III.

This Certificate of Formation shall be effective upon filing of the Certificate in the Office of the Secretary of State of the State of Delaware.

IV.

The principle address of the LLC is 840 Crescent Centre Drive, Suite 460, Franklin, Tennessee 37067.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation of Atlantic Shores Hospital, LLC on this the 8th day of November, 2005.

By:	/s/ E. Brent Hill, Esq.
E. Brent Hill, Esq.
Authorized Person

State of Delaware Secretary of State Division of Corporations Delivered 01:48 PM 10/10/2007 FILED 12:06 PM 10/10/2007 SRV 071100713 - 4059449 FILE

STATE OF DELAWARE

CERTIFICATE OF AMENDMENT

1. Name of Limited Liability Company:	Atlantic Shores Hospital, LLC

2.	The Certificate of Formation of the limited liability company is hereby amended as follows:

The address of its registered office in the state of Delaware is Corporation Trust Center, 1209 Orange Street, in the city of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company

IN WITNESS WHEREOF, the undersigned have executed this Certificate on the 1st day of October, A.D. 2007.

By:	Samantha Jones
Authorized Person(s)

Name:	Samantha Jones,
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